UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2005

Youbet.com, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 De Soto Avenue, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-668-2100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2005, Youbet.com, Inc. ("Youbet" or the "Company") and David Marshall, Inc. ("DMI") entered into a First Amended and Restated Services Agreement (the "Services Agreement"). Youbet has engaged DMI to retain the consulting services of David Marshall, who currently serves as the Vice Chairman of the Board of Directors of Youbet. The Services Agreement amends and restates in its entirety that certain Services Agreement, dated as of February 1, 2002, by and between Youbet and DMI.

Pursuant to the Services Agreement, Mr. Marshall has agreed to provide Youbet with consulting services in the areas of strategic planning and partnering, business development, business operations, investor relations and such other areas as DMI and Youbet may agree, including making introductions to, and meeting with, prospective investors, partners and acquisition targets. In exchange for Mr. Marshall’s services, Youbet has agreed to (a) pay DMI a one-time renewal fee of $175,000 and an annual base fee of $275,000 (subject to annual six percent (6%) increases), and (b) provide Mr. Marshall with certain other benefits consistent with those given to the Company’s senior management, such as a monthly automobile allowance and coverage under Youbet’s health and group life insurance plans. DMI will also be entitled to receive additional incentive payments (i) based upon a percentage of "Net Revenues" (as defined in the Services Agreement) collected by Youbet in connection with contracts or projects initiated by, closed with the material assistance of, or for which material assistance was provided by, Mr. Marshall, and (ii) equal to one percent (1%) of any debt or equity investment sourced directly through Mr. Marshall.

The Services Agreement becomes effective on February 1, 2005 and expires on January 31, 2008; provided, however, that the Services Agreement will renew automatically for successive one year terms until DMI or Youbet delivers a termination notice to the other party. The agreement also contains certain termination provisions that specify the payments to be made to DMI upon the death or disability of Mr. Marshall or any termination of the Services Agreement for "good reason" or with or without "cause" (as such terms are defined in the Services Agreement).

The foregoing is a summary of the material terms of the Services Agreement. As a summary of the material terms of the Services Agreement, it does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Services Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibit:

10.1 First Amended and Restated Services Agreement, dated as of January 28, 2005, by and between Youbet.com, Inc. and David Marshall, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Youbet.com, Inc

February 2, 2005	By:	Charles Champion

Name: Charles Champion
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amended and Restated Services Agreement